UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2016

Sizmek Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36219	37-1744624
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

500 W. 5th Street
Suite 900
Austin, TX	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 469-5900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on August 3, 2016, Sizmek Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solomon Holding, LLC, a Delaware limited liability company (“Parent”), and Solomon Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), pursuant to which Merger Subsidiary will be merged with and into the Company (the “Merger”), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation. Parent and Merger Subsidiary are affiliated with Vector Capital IV International, L.P. and Vector Entrepreneur Fund III, L.P. (collectively, “Vector Capital”).

Pursuant to the Merger Agreement and upon the terms and subject to the conditions thereof, Merger Subsidiary commenced a tender offer to purchase any and all of the outstanding shares (the “Shares”) of common stock, par value $0.001 per share of the Company (“Company Common Stock”), at a price of $3.90 per Share, payable net to the sellers thereof in cash, without interest and subject to any deduction or withholding of taxes required by applicable laws (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase, dated August 29, 2016 (the “Offer to Purchase”), and in the Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time in accordance with the Merger Agreement, constitute the “Offer”).

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of September 26, 2016. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), has advised Parent and Merger Subsidiary that, as of the expiration of the Offer, a total of 17,166,475 Shares had been validly tendered into and not validly withdrawn pursuant to the Offer (excluding Shares subject to guaranteed delivery procedures) as of the expiration date, representing approximately 58.89% of the Shares outstanding as of such time. The number of Shares validly tendered and not withdrawn pursuant to the Offer constitutes a majority of the outstanding Shares and therefore satisfies the Minimum Condition (as defined in the Merger Agreement). All conditions to the Offer having been satisfied, Merger Subsidiary has accepted for payment and is promptly paying for all Shares validly tendered and not withdrawn prior to the expiration date of the Offer, and payment for such Shares has been made to the Depositary, which will transmit such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, all conditions to the Merger set forth in the Merger Agreement were satisfied, and on September 27, 2016, Parent completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), all remaining outstanding Shares not tendered in the Offer (other than Shares held by Parent, Merger Subsidiary or the Company (as treasury stock), any subsidiary of Parent or the Company, or Shares held by stockholders who or which are entitled to and properly demand and perfect appraisal of such Shares pursuant to, and who comply in all respects with, the provisions of Section 262 of the DGCL (“Dissenting Shares”)) were cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any deduction or withholding of taxes required by applicable laws (the “Merger Consideration”). As a result, upon the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Parent. In connection with the consummation of the Offer and the Merger, and subject to payments in respect of Dissenting Shares, the aggregate purchase price paid for all equity securities of the Company is approximately $122 million. The purchase price was funded by equity financing from Vector Capital, debt financing from Wells Fargo Bank and certain other lenders and a portion of the Company’s cash on hand.

In addition, each outstanding option to purchase Shares under the Sizmek Inc. 2014 Incentive Award Plan (the “Company Stock Plan”) (a “Company Option”) that was unexercised as of the Effective Time (i) vested in full and (ii) by virtue of the Merger and without any action on the part of any holder of a Company Option, was cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (a) the aggregate number of Shares subject to such Company Option immediately prior to the Effective Time and (b) the excess, if any, of the Merger Consideration less the exercise price per share of such Company Option, subject to any applicable withholding or other taxes required by applicable law to be withheld in accordance with the Merger Agreement. Each restricted stock unit under the Company Stock Plan (a “Company RSU”) that was outstanding as of the Effective Time (i) automatically vested in full and the restrictions thereon lapsed, and (ii) by virtue of the Merger and without any action on the part of any holder of any Company RSU, was cancelled immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (a) the aggregate number of Shares subject to such Company RSU immediately prior to the Effective Time and (b) the Merger Consideration. Any long-term overachievement award which was outstanding as of the Effective Time under the Company Stock Plan, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Subsidiary, the Company or the holders thereof, automatically terminated and was cancelled without payment of any consideration to the holder thereof.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A, filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2016 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 27, 2016, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading in the Shares for September 27, 2016 and suspend trading of the Shares effective September 27, 2016 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, each director of the Company immediately prior to the Effective Time, other than Neil Nguyen, voluntarily resigned from and ceased serving on the Company’s board of directors (the “Board”) effective as of the Effective Time. Pursuant to the terms of the Merger Agreement, on September 27, 2016, the board of directors of Merger Subsidiary immediately prior to the Effective Time, which consisted of Alex Beregovsky and Alex Kleiner, became the Board following the Merger. Mr. Nguyen also remained on the Board.

Mr. Beregovsky is a Managing Director of Vector Capital Management, L.P. (“VCM”), which he joined in 2010. He currently sits on the boards of Triton Digital and WatchGuard Technologies. Mr. Kleiner is a Vice President of VCM, which he joined in 2010. He currently sits on the boards of VFO, Triton Digital and 20-20 Technologies.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation was amended and restated in its entirety, effective as of the Effective Time. A copy of the Company’s amended and restated certificate of incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the Company’s bylaws were amended and restated in their entirety, effective as of the Effective Time. A copy of the Company’s amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On September 27, 2016, the Company and Vector Capital jointly issued a press release announcing the expiration and results of the Offer and the consummation of the Merger. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of August 3, 2016, by and among Sizmek Inc., Solomon Holding, LLC and Solomon Merger Subsidiary, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on August 9, 2016).

3.1	Amended and Restated Certificate of Incorporation of Sizmek Inc.

3.2	Amended and Restated Bylaws of Sizmek Inc.

99.1
Joint press release issued by the Company and Vector Capital, dated September 27, 2016 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 3 filed September 27, 2016 to the Schedule TO filed with the SEC on August 29, 2016 by Solomon Merger Subsidiary, Inc. and Solomon Holding, LLC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZMEK INC.

Date: September 27, 2016	By:	/s/ Neil Nguyen
Name: Neil Nguyen
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of August 3, 2016, by and among Sizmek Inc., Solomon Holding, LLC and Solomon Merger Subsidiary, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on August 9, 2016).

3.1	Amended and Restated Certificate of Incorporation of Sizmek Inc.

3.2	Amended and Restated Bylaws of Sizmek Inc.

99.1
Joint press release issued by the Company and Vector Capital, dated September 27, 2016 (incorporated herein by reference to Exhibit (a)(1)(I) to Amendment No. 3 filed September 27, 2016 to the Schedule TO filed with the SEC on August 29, 2016 by Solomon Merger Subsidiary, Inc. and Solomon Holding, LLC).